Pilgrim's Announces Agreement with DOJ Antitrust Division

GREELEY, Colo. – Oct. 13, 2020 – Pilgrim’s Pride Corporation (NASDAQ: PPC) today announced that it has entered into a plea agreement with the United States Department of Justice Antitrust Division in respect to its investigation into the sales of broiler chicken products in the United States. In the plea agreement, which is subject to the approval of the United States District Court of Colorado, Pilgrim’s and the Antitrust Division agreed to a fine of $110,524,140 for restraint of competition that affected three contracts for the sale of chicken products to one customer in the United States. The agreement does not recommend a monitor, any restitution or probationary period, and provides that the Antitrust Division will bring no further charges against Pilgrim’s in this matter, provided the company complies with the terms and provisions of the agreement. Pilgrim’s expects to record the fine as a miscellaneous expense in its financial statements in the third quarter of 2020.

“Pilgrim’s is committed to fair and honest competition in compliance with U.S. antitrust laws,” said Fabio Sandri, Pilgrim’s CEO. “We are encouraged that today’s agreement concludes the Antitrust Division’s investigation into Pilgrim’s, providing certainty regarding this matter to our team members, suppliers, customers and shareholders.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “continues,” “may,” “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include future developments related to the plea agreement, and the matters discussed herein, and other factors discussed in the risk factors sections of the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K on file with the Securities and Exchange Commission. The forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update any such statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

###

About Pilgrim’s
As a global food company with more than 58,000 team members, Pilgrim’s processes, prepares, packages and delivers fresh, frozen and value-added food products for customers in more than 100 countries. For more information, please visit www.pilgrims.com.

Media Contact:
Cameron Bruett
Corporate Affairs
cameron.bruett@jbssa.com
970.506.7801